                                                                   Exhibit 99.2












                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                              FINANCIAL STATEMENTS

                 for the years ended September 30, 1996 and 1995

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN



                          INDEX TO FINANCIAL STATEMENTS





FINANCIAL STATEMENTS:                                                                   Page(s)
                                                                                        -------

         Report of Independent Accountants                                                2

         Financial Statements:

               Statements of Net Assets Available for Benefits
                    at September 30, 1996 and 1995                                      3 - 4

               Statements of Changes in Net Assets Available for
                    Benefits for the years ended September 30, 1996
                    and 1995                                                            5 - 6

               Notes to Financial Statements                                            7 - 13


         Item 27a - Schedule of Assets Held for Investment Purposes -
                    September 30, 1996                                                    S1

         Item 27d - Schedule of Reportable Transactions for the year
                    ended September 30, 1996                                              S2


                        REPORT OF INDEPENDENT ACCOUNTANTS


Retirement Committee
UGI Utilities, Inc.
Reading, Pennsylvania

We have audited the accompanying statements of net assets available for benefits of the UGI Utilities, Inc. Savings Plan (the "Plan") as of September 30, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of September 30, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the accompanying index on page 1 as of and for the year ended September 30, 1996 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 17, 1997

                        UGI UTILITIES, INC. SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                               SEPTEMBER 30, 1996


                                                                                PARTICIPANT DIRECTED
                                                               ---------------------------------------------------
                                                                              GROWTH &
                                                                 FIXED        INCOME        AGGRESSIVE     MONEY
                                                                 INCOME        EQUITY         EQUITY       MARKET
                                                   TOTAL         FUND          FUND           FUND         FUND
                                                 ==========   ==========    ===========    ==========   ==========
ASSETS:
   Trust investments (Note  3)                  $28,366,565   $7,140,033    $ 6,383,430    $8,886,016   $3,263,178
   Loans to participants                            869,685
   Employers' contributions receivable              959,756      280,221        208,261       273,753       34,178
                                                 ----------   ----------    -----------    ----------   ----------

     TOTAL ASSETS                                30,196,006    7,420,254      6,591,691     9,159,769    3,297,356
                                                 ----------   ----------    -----------    ----------   ----------


LIABILITIES:
   Purchases pending settlement                       4,528
                                                 ----------   ----------    -----------    ----------   ----------

     Net assets available for benefits          $30,191,478   $7,420,254    $ 6,591,691    $9,159,769   $3,297,356
                                                 ==========   ==========    ===========    ==========   ==========




                                                                    PARTICIPANT DIRECTED
                                                    ----------------------------------------------------
                                                                      UGI
                                                    INTERMEDIATE     COMMON      OTHER
                                                       BOND          STOCK    INVESTMENT     PARTICIPANT
                                                       FUND           FUND       FUNDS         LOANS
                                                    =========     ==========   =========     =========
ASSETS:
   Trust investments (Note  3)                      $ 520,374     $2,173,534
   Loans to participants                                                                    $  869,685
   Employers' contributions receivable                 22,322         70,034   $  70,987(1)
                                                    ---------     ----------   ---------     ---------

     TOTAL ASSETS                                     542,696      2,243,568      70,987       869,685
                                                    ---------     ----------   ---------     ---------


LIABILITIES:
   Purchases pending settlement                                        4,528
                                                    ---------     ----------   ---------     ---------

     Net assets available for benefits              $ 542,696     $2,239,040   $  70,987    $  869,685
                                                    =========     ==========   =========     =========




 (1) - Amount represents employer contribution receivable allocated to new investment funds established effective October 1, 1996. See Note 1.


   The accompanying notes are an integral part of these financial statements.

                        UGI UTILITIES, INC. SAVINGS PLAN
      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                               SEPTEMBER 30, 1995


                                                                                   PARTICIPANT DIRECTED
                                                                 -------------------------------------------------------------
                                                                                     GROWTH &
                                                                      FIXED          INCOME        AGGRESSIVE          MONEY
                                                                     INCOME          EQUITY          EQUITY            MARKET
                                                     TOTAL            FUND            FUND            FUND             FUND
                                                 =============   =============    ============    =============   ============
ASSETS:
   Trust investments (Note  3)                   $  24,449,364   $   7,484,870    $  4,435,115    $   8,234,094   $  2,276,701
   Loans to participants                               776,938
   Employers' contributions receivable                 930,508         314,416         184,349          303,343         70,972
   Sales pending settlement                              5,016
                                                 -------------   -------------    ------------    -------------   ------------

     TOTAL ASSETS                                   26,161,826       7,799,286       4,619,464        8,537,437      2,347,673
                                                 -------------   -------------    ------------    -------------   ------------

LIABILITIES:
   Purchases pending settlement                          4,022
                                                 -------------   -------------    ------------    -------------   ------------


     Net assets available for benefits           $  26,157,804   $   7,799,286    $  4,619,464    $   8,537,437   $  2,347,673
                                                 =============   =============    ============    =============   ============




                                                             PARTICIPANT DIRECTED
                                                 -------------------------------------------
                                                                     UGI
                                                  INTERMEDIATE      COMMON
                                                     BOND           STOCK        PARTICIPANT
                                                     FUND           FUND            LOANS
                                                 ===========     ============   ============
ASSETS:
   Trust investments (Note  3)                   $   457,506     $  1,561,078
   Loans to participants                                                        $    776,938
   Employers' contributions receivable                18,549           38,879
   Sales pending settlement                                             5,016
                                                 -----------     ------------   ------------

     Total assets                                    476,055        1,604,973        776,938
                                                 -----------     ------------   ------------

LIABILITIES:
   Purchases pending settlement                                         4,022
                                                 -----------     ------------   ------------

     Net assets available for benefits           $   476,055     $  1,600,951   $    776,938
                                                 ===========     ============   ============




   The accompanying notes are an integral part of these financial statements.

                        UGI UTILITIES, INC. SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      FOR THE YEAR ENDED SEPTEMBER 30, 1996


                                                                                        PARTICIPANT DIRECTED
                                                          ------------------------------------------------------------------------
                                                                                  GROWTH &
                                                                FIXED              INCOME           AGGRESSIVE           MONEY
                                                               INCOME              EQUITY             EQUITY            MARKET
                                             TOTAL              FUND                FUND               FUND              FUND
                                        ===============   ================    ===============    ================   ==============
Participants' contributions             $     2,807,081    $       866,579     $      578,811     $       940,005    $     137,318
Employers' contributions                        959,756            280,221            208,261             273,753           34,178
Investment income:
     Interest                                   386,478            386,478
     Dividends                                2,485,610                               347,910           1,826,798          158,315
     Net appreciation (depreciation)
         in value of investments               (803,406)                              543,010          (1,570,399)
Other                                            65,510             20,922             16,870              20,192            3,979
Transfers of participants'
   balances, net                               (144,981)        (1,544,571)           714,116            (429,185)         980,637
                                        ---------------   ----------------    ---------------    ----------------   --------------

                                              5,756,048              9,629          2,408,978           1,061,164        1,314,427

Less-Distributions to participants            1,722,374            388,661            436,751             438,832          364,744
                                        ---------------   ----------------    ---------------    ----------------   --------------

Net additions (deductions)                    4,033,674           (379,032)         1,972,227             622,332          949,683

Net assets available for benefits-
     beginning of year                       26,157,804          7,799,286          4,619,464           8,537,437        2,347,673
                                        ---------------   ----------------    ---------------    ----------------   --------------

Net assets available for benefits-
     end of year                        $    30,191,478    $     7,420,254     $    6,591,691     $     9,159,769    $   3,297,356
                                        ===============   ================    ===============    ================   ==============



                                                                            PARTICIPANT DIRECTED
                                                  ----------------------------------------------------------------------
                                                                              UGI
                                                    INTERMEDIATE            COMMON             OTHER
                                                        BOND                 STOCK          INVESTMENT       PARTICIPANT
                                                        FUND                 FUND              FUNDS            LOANS
                                                  ===============     ================   ===============    ============
Participants' contributions                       $        68,879      $       215,489
Employers' contributions                                   22,322               70,034   $        70,987(1)
Investment income:
     Interest
     Dividends                                             36,030              116,557
     Net appreciation (depreciation)
         in value of investments                          (14,857)             238,840
Other                                                         524                3,023
Transfers of participants'
   balances, net                                          (30,046)              52,607                      $     111,461
                                                  ---------------     ----------------   ---------------    -------------

                                                           82,852              696,550            70,987          111,461

Less-Distributions to participants                         16,211               58,461                --           18,714
                                                  ---------------     ----------------   ---------------    -------------

Net additions (deductions)                                 66,641              638,089            70,987           92,747

Net assets available for benefits-
     beginning of year                                    476,055            1,600,951                --          776,938
                                                  ---------------     ----------------   ---------------    -------------

Net assets available for benefits-
     end of year                                  $       542,696      $     2,239,040   $        70,987    $     869,685
                                                  ===============     ================   ===============    =============


(1) - Amount represents employer contribution receivable allocated to new investment funds established effective October 1, 1996. See Note 1.


   The accompanying notes are an integral part of these financial statements.

                        UGI UTILITIES, INC. SAVINGS PLAN
 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                      FOR THE YEAR ENDED SEPTEMBER 30, 1995


                                                                                   PARTICIPANT DIRECTED
                                                                  ----------------------------------------------------------------
                                                                                        GROWTH &
                                                                       FIXED            INCOME         AGGRESSIVE          MONEY
                                                                      INCOME            EQUITY           EQUITY           MARKET
                                                      TOTAL            FUND              FUND             FUND             FUND
                                                 =============    =============     ============    =============    =============
Participants' contributions                      $   2,638,107    $     842,399     $    499,807    $     843,576    $     182,633
Employers' contributions                               930,508          314,416          184,349          303,343           70,972
Investment income:
     Interest                                          379,905          379,905
     Dividends                                         536,827                           275,173           29,035          108,042
     Net appreciation in
         value of investments                        2,839,719                           506,969        2,192,556
Other                                                   50,047           19,235            9,201           14,829            2,649
Transfers of participants'
   balances, net                                       (54,532)      (1,177,635)        (105,427)        (439,298)       1,523,777
                                                 -------------    -------------     ------------    -------------    -------------
                                                     7,320,581          378,320        1,370,072        2,944,041        1,888,073

Less-Distributions to participants                   1,370,984          537,212          223,437          282,738          227,142
                                                 -------------    -------------     ------------    -------------    -------------

Net additions (deductions)                           5,949,597         (158,892)       1,146,635        2,661,303        1,660,931

Net assets available for benefits-
     beginning of year                              20,208,207        7,958,178        3,472,829        5,876,134          686,742
                                                 -------------    -------------     ------------    -------------    -------------

Net assets available for benefits-
     end of year                                 $  26,157,804    $   7,799,286     $  4,619,464    $   8,537,437    $   2,347,673
                                                 =============    =============     ============    =============    =============



                                                            PARTICIPANT DIRECTED
                                               --------------------------------------------
                                                                    UGI
                                               INTERMEDIATE        COMMON
                                                   BOND            STOCK        PARTICIPANT
                                                   FUND            FUND            LOANS
                                               ===========      ============    ===========
Participants' contributions                    $    46,702      $    222,990
Employers' contributions                            18,549            38,879
Investment income:
     Interest
     Dividends                                      24,127           100,450
     Net appreciation in
         value of investments                       11,787           128,407
Other                                                  633             3,500
Transfers of participants'
   balances, net                                    32,826           (46,438)   $   157,663
                                               -----------      ------------    -----------
                                                   134,624           447,788        157,663

Less-Distributions to participants                  44,237            46,882          9,336
                                               -----------      ------------    -----------

Net additions (deductions)                          90,387           400,906        148,327

Net assets available for benefits-
     beginning of year                             385,668         1,200,045        628,611
                                               -----------      ------------    -----------
Net assets available for benefits-
     end of year                               $   476,055      $  1,600,951    $   776,938
                                               ===========      ============    ===========


   The accompanying notes are an integral part of these financial statements.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF THE PLAN

The following brief description of the UGI Utilities, Inc. Savings Plan (Plan) provides general information on the provisions of the Plan in effect on September 30, 1996 and during the periods covered by the financial statements. More complete information is included in the Plan document.

GENERAL. The Plan is a defined contribution plan covering employees of UGI Utilities, Inc. (UGI Utilities), its holding company parent UGI Corporation, and certain affiliated companies (collectively, the Employers). The Plan covers employees of the Employers having a minimum of one year of eligible service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan is administered by the UGI Utilities, Inc. Retirement Committee (Plan Administrator) appointed by the Board of Directors of UGI Utilities.

CONTRIBUTIONS. Subject to certain limitations, a participant may elect to contribute to the Plan on a before-tax basis through payroll reduction an amount equal to from 1% to 6% of eligible compensation. In addition, a participant may elect to contribute to the Plan on an after-tax basis through payroll deduction an amount equal to from 1% to 6% of compensation provided that the combination of before-tax and after-tax contributions does not exceed 10% of eligible compensation. A participant may increase the rate of his or her before-tax or after-tax contributions effective with the first payroll period after any January 1, April 1, July 1 and October 1 (Election Dates). A participant may reduce or suspend his or her before-tax or after-tax contributions at any time by filing a written request with the Plan Administrator. A participant who suspends such contributions may recommence such contributions effective the first payroll period beginning after any subsequent Election Date. A participant will at all times be fully (100%) vested in the portion of his or her account attributable to participant before-tax and after-tax contributions.

For each Plan year, each of the Employers may at their discretion make a contribution to the Plan equal to a percentage of participant before-tax and after-tax contributions, up to a total of 6% of compensation for each eligible participant. In order to be entitled to the Employers' matching contribution, a participant must be actively employed by any of the Employers as of the end of the Plan year. In addition, if a participant was employed by any of the Employers or an affiliated company during the Plan year and is retired, disabled (as defined), on a qualifying leave of absence, or died during the Plan year, such participant (or designated beneficiary) is eligible for that Plan year's matching contribution. Employers' contributions for the 1996 and 1995 Plan years, which were made in October 1996 and October 1995, respectively, were invested in accordance with participant investment elections in effect on the dates of the contributions. A participant is fully vested in the portion of his or her account attributable to Employers' matching contributions upon the earlier of (i) the completion of five years of service or (ii) the attainment of normal retirement age, total disability (as defined by the Plan document) or death while in the employ of the Employers or an affiliated company.

Forfeitures of amounts attributable to the Employers' matching contributions experienced by participants with less than fully vested interests remain in the Plan and are available to reduce future employer matching contributions. For the 1996 and 1995 Plan years, $11,648 and $1,137, respectively, in amounts attributable to Plan forfeitures were used to reduce the Employers' matching contributions. During the 1996 and 1995 Plan years, participants' balances of Employers' matching funds of $7,492 and $2,855, respectively, were forfeited. At September 30, 1996, there were no accumulated amounts attributable to

                              UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)



Plan forfeitures remaining in the Plan. At September 30, 1995, there was $513 in accumulated amounts attributable to Plan forfeitures remaining in the Plan.

INVESTMENT FUNDS. A participant may elect to have his or her funds invested in one or more of the following types of funds:

         -          Fixed Income Fund

                    Generally, this fund consists of three-year guaranteed investment contracts with insurance companies. The 1996 and 1993 Plan year contracts were placed with New York Life Insurance Company. The 1995 and 1994 Plan year contracts were placed with John Hancock Mutual Life Insurance Company. The investment objective of the fund is to provide a fixed rate of investment return guaranteed by the insurance companies for a specified period of time. The 1996, 1995 and 1994 Plan year contracts mature on September 30, 1998, 1997 and 1996, respectively. The 1993 Plan year contract matured on December 31, 1995.

         -          Growth and Income Equity Fund

                    This fund is offered through the Fidelity Equity Income Fund, an unaffiliated registered investment company mutual fund whose investments comprise principally equity securities which are income oriented and structured for capital appreciation.

         -          Aggressive Equity Fund

                    This fund is offered through the Fidelity Magellan Fund, an unaffiliated registered investment company mutual fund whose investments comprise principally equity securities of domestic, foreign, and multinational issuers and whose investment objective is to achieve capital appreciation over an extended period of time.

         -          Money Market Fund

                    This fund is offered through the Fidelity Cash Reserves Fund, an unaffiliated registered investment company mutual fund whose investments comprise high-quality short-term certificates of deposit, repurchase agreements, commercial paper or other similar short-term investments and whose investment objective is to achieve current income while maintaining a stable share price.

         -          Intermediate Bond Fund

                    This fund is offered through the Fidelity Intermediate Bond Fund, an unaffiliated registered investment company mutual fund whose investments comprise investment-

                             UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)



                    grade fixed income obligations including U.S. Government and corporate bonds and mortgage-backed securities with average maturities of three to ten years.

         -          UGI Common Stock Fund

                    This fund invests in shares of UGI Corporation Common Stock. Participants in the fund do not individually own specific shares of UGI Corporation Common Stock but rather have an interest in the fund which invests in such shares.

Effective October 1, 1996, five additional fund options were established by the Plan. Among these changes, the Fixed Income Fund was replaced by a Stable Value Fund offered through the Fidelity Managed Income Portfolio. Because the Employers' contributions for the 1996 Plan Year were made subsequent to September 30, 1996, a portion of such contributions was allocated to these funds in accordance with then-existing participant investment elections as follows:

         Fidelity Managed Income Portfolio                               $26,504
         Fidelity U.S. Equity Index Fund                                  10,329
         Fidelity Fund                                                    13,419
         Fidelity Growth Company Fund                                     15,079
         Fidelity Overseas Fund                                            5,656
                                                                        --------
                                                                         $70,987
                                                                        ========


Participants may transfer amounts between funds (excluding transfers from the Fixed Income Fund prior to the expiration of the investment contracts) at any time during a calendar quarter, limited to once each quarter. Participants may also change their investment elections for future contributions any time during the quarter (not limited to once each quarter). Participant account balances in the Fixed Income Fund are liquidated and reinvested in accordance with participant elections as group annuity contracts mature. In the absence of a participant's Fixed Income Fund reinvestment election, during the 1996 Plan Year and the 1995 Plan Year all amounts were reinvested in the Money Market Fund.

Fidelity Management Trust Company is the Plan's trustee for all investment assets except for the Fixed Income Fund for which Mellon Bank, N.A. is the Plan's trustee.

DISTRIBUTIONS. The Plan benefit of a participant who terminates employment on account of retirement, death or total disability, as defined by the Plan document, shall be equal to the proceeds of liquidation of 100% of the balance of his or her account. A participant may elect to receive his or her interest in the UGI Common Stock Fund in the form of shares of UGI Corporation Common Stock. The Plan benefit of a participant who terminates employment for reasons other than retirement, death or total disability shall be equal to the proceeds of liquidation of the vested portion of his or her account. Where the amount to be distributed exceeds $3,500, no distribution shall be made to any Plan participant prior to his or her normal retirement date (the later of the fifth anniversary of the commencement of employment, or the attainment of age 65) unless the participant elects to receive such distribution. In those instances in which a participant elects such a distribution of his or her account, the date of the distribution will depend upon the timing of the receipt of the participant's distribution election form. Where the amount to be distributed does not

                             UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)



exceed $3,500, a Plan participant's benefit will be distributed as soon as practicable. All distributions must be made or commence by April 1 of the calendar year following the year in which the participant attains age 70-1/2.

If a participant dies prior to receiving a distribution of his or her account, the participant's designated beneficiary shall be entitled to receive a lump-sum distribution of the proceeds of liquidation of 100% of the balance credited to the participant's account. Generally, the account will be distributed to the beneficiary as soon as practicable following the date of death. The designated beneficiary of a participant who is married at the time of the participant's death will be deemed to be the participant's spouse, unless the participant designated another beneficiary and the spouse consented to such designation in accordance with procedures specified by the Plan document.

Generally, a participant may withdraw up to 50% of the balance of his or her account attributable to participant after-tax contributions at any time. However, the withdrawal must be in an amount of at least $250. If any portion of the amount withdrawn is attributable to Employer matching contributions, the participant's participation in the Plan will be suspended for the three-month period following the withdrawal. No more than one withdrawal in any calendar year is permitted from each of the matched and unmatched portions of a participant's after-tax contribution account.

A participant may withdraw before-tax contributions (and earnings attributable thereto credited as of December 31, 1988) only on account of financial hardship resulting from (a) medical expenses; (b) educational expenses; (c) foreclosure on a primary residence, or (d) purchase of a primary residence. A hardship withdrawal will be permitted if the Plan Administrator determines that (i) the withdrawal is on account of an immediate and heavy financial need of the participant and (ii) the withdrawal is necessary to satisfy such financial need.

While a participant is still employed by any of the Employers, withdrawals of the portion of the participant's employer matching contributions account, and post-1988 earnings attributable to participant before-tax contributions, are not permitted. However, such withdrawals are permitted if necessary to comply with the requirement of the Internal Revenue Code (IRC) that distributions commence by April 1 of the calendar year following the year in which the participant attains age 70-1/2.

LOAN PROVISION. The Plan includes an employee loan provision. Generally, at the time a loan is to be made, the amount of all loans to be outstanding may not exceed the lesser of (a) 50% of a participant's before-tax account balance, or
(b) $50,000 less the highest balance of any loan during the prior twelve-month period. Each loan bears interest at a rate determined in accordance with generally prevailing market conditions for similar types of loans. The minimum loan amount is $500. The amount of the loan withdrawn from a participant's account is allocated in proportion to the value of the participant's salary deferral account balance in each investment fund. Repayments, including interest, are made in equal installments through payroll deductions and are allocated to participant accounts in accordance with current investment elections. No loan may have a final maturity in excess of five years except if such loan proceeds are for the purchase of a principal residence in which case such loan may have a final maturity of up to ten years.

                             UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)



ADMINISTRATIVE EXPENSES. All administrative expenses of the Plan are chargeable to the Plan unless paid for by the Employers. The Employers currently pay such expenses. Mutual fund expenses are paid to fund managers from mutual fund assets.

PLAN TERMINATION. Although it has not expressed any intent to do so, UGI Utilities has the right to terminate the Plan in whole or in part. In the event of a complete or partial termination of the Plan, the affected participants will become fully vested in their account balances.

VOTING RIGHTS OF UGI COMMON STOCK FUND PARTICIPANTS. A participant has the right to instruct the trustee of the Plan how to vote, at each meeting of shareholders, all shares of UGI Corporation Common Stock (including fractional shares) represented by the value of the participant's interest in the UGI Common Stock Fund, and a pro rata portion of unvoted shares. A participant also has the right to direct the trustee of the Plan whether or not to tender shares in response to a tender offer.

2.       ACCOUNTING POLICIES

Investments, other than contracts with insurance companies, are recorded at fair value generally based upon quoted market prices. The contracts with insurance companies included in the Fixed Income Fund approximate fair value and represent amounts on deposit with insurance companies plus accrued interest.

Dividend income is recorded on the record date. Interest earned on investments is recorded on the accrual basis. Purchases and sales of securities are recorded on a trade date basis.

The Plan presents in the Statement of Changes in Net Assets Available for Benefits the net appreciation (depreciation) in fair value of investments which consists of realized gains or losses and unrealized appreciation (depreciation) in the fair value of those investments.

Distributions are made to Plan participants based upon the fair value of each participant's investment account (except for investments of the Fixed Income Fund for which distributions are based upon contract value) as of the date of the distribution.

Transfers of participant balances represent amounts directed by participants to be transferred within the Plan and those amounts transferred to the AmeriGas Propane, Inc. Savings Plan, a related plan.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and revenues and expenses during the reporting period. Actual results could differ from these estimates.

                               UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)

3.     TRUST INVESTMENTS

The components of trust investments by fund at September 30, 1996 and 1995 are as follows:

                                                                                                  SEPTEMBER 30,
                                                                                             1996              1995
                                                                                          ------------    -------------
Fixed Income Fund
       Group annuity contracts with insurance companies:
             1996 Plan Year - 6.12%                                                       $  1,848,109
             1995 Plan Year - 6.86%                                                          2,670,488    $   2,340,846
             1994 Plan Year - 4.34%                                                          2,604,229        2,710,408
             1993 Plan Year - 5.05%                                                                  -        2,416,823
       Cash and temporary cash investments                                                      17,207           16,793
                                                                                          ------------    -------------
                                                                                             7,140,033        7,484,870
                                                                                          ------------    -------------

GROWTH AND INCOME EQUITY FUND
       Fidelity Equity Income Fund (shares -- 1996 - 155,655; 1995 - 119,513)                6,383,430        4,435,115
                                                                                          ------------    -------------

AGGRESSIVE EQUITY FUND
       Fidelity Magellan Fund (shares -- 1996 - 116,844; 1995 - 89,143)                      8,886,016        8,234,094
                                                                                          ------------    -------------

MONEY MARKET FUND
       Fidelity Cash Reserves (shares -- 1996 - 3,263,178; 1995 - 2,276,701)                 3,263,178        2,276,701
                                                                                          ------------    -------------

INTERMEDIATE BOND FUND
       Fidelity Intermediate Bond Fund (shares -- 1996 - 52,037; 1995 - 44,722)                520,374          457,506
                                                                                          ------------    -------------

UGI COMMON STOCK FUND
       UGI Corporation Common Stock
            (shares -- 1996 - 90,956; 1995 - 74,207)                                         2,137,459        1,530,520
       Cash and temporary cash investments                                                       4,528            4,022
       Dividends receivable                                                                     31,547           26,536
                                                                                          ------------    -------------
                                                                                             2,173,534        1,561,078
                                                                                          ------------    -------------
Total trust investments - fair value, except for group annuity contracts
       which are carried at cost plus accrued interest                                    $ 28,366,565    $  24,449,364
                                                                                          ============    =============

Total trust investments - cost                                                            $ 26,273,430    $  21,266,854
                                                                                          ============    =============

                              UGI UTILITIES, INC.
                                  SAVINGS PLAN

                    NOTES TO FINANCIAL STATEMENTS (Continued)



The numbers of Plan participants with account balances by investment option at September 30, 1996 and 1995 were:

                                                   1996                   1995
                                                   ----                   ----
Fixed Income Fund:
    1996 Plan Year contract                         612
    1995 Plan Year contract                         611                    635
    1994 Plan Year contract                         623                    659
    1993 Plan Year contract                                                676
Growth and Income Equity Fund                       593                    537
Aggressive Equity Fund                              684                    642
Money Market Fund                                   586                    550
Intermediate Bond Fund                              123                    116
UGI Common Stock Fund                               469                    456
Participant loans                                   191                    218


The total number of Plan participants with account balances at September 30, 1996 and 1995 of 1,186 and 1,363, respectively, was less than the sum of the numbers of participants shown in the schedule above because many participants invest in more than one fund.

During the 1996 and 1995 Plan years, the Plan purchased at market prices 24,909 and 23,987 shares of UGI Corporation Common Stock directly from UGI Corporation for $546,778 and $477,944, respectively.

The Plan's principal financial instruments subject to credit risk are the investments of the separate investment funds. The degree and concentration of credit risk varies by fund depending upon the type and diversity of investments. The Schedule of Assets Held for Investment Purposes depicts the types of investment funds available and the proportionate share of assets held in each particular investment option.

4.      FEDERAL INCOME TAX STATUS

On July 31, 1995, the Internal Revenue Service issued a favorable determination letter concerning the qualified status of the Plan under Section 401(a) of the IRC. The Plan has since been amended, however, the Plan Administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. No U.S. income taxes are required to be paid by the trust created under the Plan (the Trust) and participants are not taxed on Company contributions to the Trust or income earned by the Trust. When a participant, or his or her beneficiary or estate, receives a distribution under the Plan, the taxability of the value of such distribution depends on the form and time of payment.

                        UGI UTILITIES, INC. SAVINGS PLAN
           Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES


                                                                                              SEPTEMBER  30, 1996
                                                                ------------------------------------------------------------------
                                                                   NUMBER OF
                                                                   SHARES OR                              FAIR VALUE/
                                                                   PRINCIPAL                               CONTRACT
          NAME OF ISSUER AND TITLE OF ISSUE                        AMOUNT                  COST             VALUE            %(3)
       ------------------------------------                     --------------        -------------    ------------        --------
       FIXED  INCOME  FUND
       Contracts with insurance companies: (1)
             1996 Plan Year--New York Life-6.12% (2)           $  1,848,109           $   1,848,109    $  1,848,109          25.89%
             1995 Plan Year--John Hancock-6.86% (2)               2,670,488               2,670,488       2,670,488          37.40%
             1994 Plan Year--John Hancock-4.34% (2)               2,604,229               2,604,229       2,604,229          36.47%
       Cash and temporary cash investments                           17,207                  17,207          17,207           0.24%
                                                                                      -------------    ------------        --------
                                                                                          7,140,033       7,140,033         100.00%
                                                                                      -------------    ------------        --------

       GROWTH & INCOME EQUITY FUND
       Fidelity Equity Income Fund (2)(4)                           155,655 shrs          5,098,031       6,383,430         100.00%
                                                                                      -------------    ------------        --------

       AGGRESSIVE EQUITY FUND
       Fidelity Magellan Fund (2)(4)                                116,844 shrs          8,350,188       8,886,016         100.00%
                                                                                      -------------    ------------        --------

       MONEY  MARKET  FUND
       Fidelity Cash Reserves (2)(4)                              3,263,178 shrs          3,263,178       3,263,178         100.00%
                                                                                      -------------    ------------        --------

       INTERMEDIATE BOND FUND
       Fidelity Intermediate Bond Fund (4)                           52,037 shrs            539,562         520,374         100.00%
                                                                                      -------------    ------------        --------

       UGI  COMMON  STOCK  FUND
       UGI Corporation Common Stock (2)(4)                           90,956 shrs          1,846,363       2,137,459          98.34%
       Cash and temporary cash investments                            4,528                   4,528           4,528           0.21%
       Dividends receivable                                          31,547                  31,547          31,547           1.45%
                                                                                      -------------    ------------        --------
                                                                                          1,882,438       2,173,534         100.00%
                                                                                      -------------    ------------        --------
       PARTICIPANT  LOANS
       Loan principal outstanding (7.00% - 10.00%)(4)(5)                                         --         869,685         100.00%
                                                                                      -------------    ------------        --------

       Total-all funds                                                                $  26,273,430    $ 29,236,250
                                                                                      =============    ============



(1) Group annuity contracts are carried at cost plus accrued interest. The respective insurance companies guarantee the repayment of principal and the crediting of interest under these contracts. The timing of the remittance of participant and employer contributions and other participant-directed transactions may cause the actual yield to vary from these rates. The 1996 and 1995 Plan year contracts are for three-year terms. The 1994 Plan Year contract is for a term of two years and nine months.

(2) Investment represents 5% or more of the net assets available for benefits.

(3) Percentages represent percentage of fair value / contract value of each fund.

(4)     Party in interest.

(5) Range of interest rates for loans outstanding as of September 30, 1996.

                                       S1

                        UGI UTILITIES, INC. SAVINGS PLAN
               Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS(1)
                          YEAR ENDED SEPTEMBER 30, 1996

                                                                       PERCENT OF
                                       TOTAL             TOTAL         BEGINNING       NUMBER OF      NUMBER OF        REALIZED
TRANSACTION BY FUND OR CARRIER       PURCHASES           SALES         NET ASSETS      PURCHASES        SALES            GAIN
------------------------------     --------------   --------------  --------------   ------------   ------------   --------------
FIXED  INCOME  FUND
Group Annuity Contract -- 1993
     New York Life - 5.05%(2)      $     30,099      $ 2,446,922          9.5%              6               7                 --

Group Annuity Contract -- 1996
     New York Life - 6.12%(2)      $  1,976,702      $   111,386          8.0%            102              33                 --


GROWTH & INCOME EQUITY FUND
Fidelity Magellan Fund             $  3,643,303      $ 1,420,982         19.4%            152              86          $ 146,650


AGGRESSIVE EQUITY FUND
Fidelity Equity Income Fund        $  2,141,351      $   736,046         11.0%            136              54          $ 128,583


MONEY MARKET FUND
Fidelity Cash Reserves             $  1,978,137      $   991,660         11.4%            125              98                 --


(1) A transaction or series of transactions within the plan year with or in conjunction with the same person, which exceeds 5% of the net assets available for benefits as of the beginning of the plan year.

(2) The insurance company guarantees the repayment of principal and the crediting of interest under this contract. The timing of the remittance of participant and employer contributions, if any, and other participant-directed transactions may cause the actual yield to vary from the stated rate. The contracts are for three-year terms.




                                       S2